Exhibit 99.1

Babcock & Wilcox Announces Fourth Quarter 2011 Results

- Earnings per share of $0.54

- Revenues of $800.8 million increased 13.6%

- Ending backlog of more than $5.3 billion

CHARLOTTE, N.C.--(BUSINESS WIRE)--February 29, 2012--The Babcock & Wilcox Company (NYSE: BWC) (“B&W” or the “Company”) today reported fourth quarter 2011 revenues of $800.8 million, an increase of $95.6 million, or 13.6%, from the fourth quarter of 2010. Earnings per share for the fourth quarter of 2011 were $0.54, an increase of 20.0% from the $0.45 reported in the fourth quarter of 2010. Revenues for the full year of 2011 were $2,952.0 million, an increase of $263.2 million, or 9.8% from the full year of 2010. Earnings per share for the full year of 2011 were $1.43, an increase of 10.0% from the $1.30 reported in 2010.

Recent Highlights

  Awarded $600 Million Naval Nuclear Component Contract
  Awarded $115 Million Naval Nuclear Fuel and Support Contract
  Awarded $75 Million Environmental Construction Contract for NIPSCO
  Selected as Preferred Environmental Technology Provider for Luminant and Awarded $65 Million Environmental Technology Supply and Construction Contracts
  Awarded Environmental Technology Supply Contract for Xcel Energy
  Awarded $44 Million Environmental Technology Supply Contract for a Midwest Utility
  Awarded $43 Million Environmental Technology Supply Contract for Interstate Power & Light
  Awarded Fleet-Wide Nuclear Services Contract for Progress Energy
  Awarded Preliminary Design Contract for Ohio Class Replacement Nuclear Components
  Acquired German Material Handling Business; Operating as Loibl Allen-Sherman-Hoff GmbH

Results of Operations

Consolidated revenues for the fourth quarter of 2011 were $800.8 million, an increase of $95.6 million, or 13.6%, from the fourth quarter of 2010. Nuclear Energy segment revenues increased $52.9 million, or 110.5%, primarily due to a significant CANDU nuclear reactor services project started during the quarter. Power Generation segment revenues increased $48.2 million, or 13.3%, primarily due to increased activity for environmental equipment projects and waste-to-energy and biomass new-build steam generation systems. Technical Services segment revenues increased $4.6 million, or 16.7%, principally due to new environmental remediation, decontamination and decommissioning contracts, primarily for the U.S. Department of Energy (DOE), that were ramping up during 2011. Nuclear Operations segment revenues declined $5.5 million, or 2.0%.

Operating income for the fourth quarter of 2011 was $93.3 million, an increase of $18.8 million, or 25.2%, compared to $74.5 million in the fourth quarter of 2010. The increase in operating income was primarily due to improvements in revenues and operating margins in the Power Generation, Technical Services and Nuclear Operations segments, partially offset by an increase in research and development expenses related to the Company’s small modular reactor program.

“Recently, the Company undertook a bottoms-up review of the environmental opportunity given the recent finalization of the Mercury and Air Toxics Rule (MATS) in December of 2011. We believe that our environmental opportunity remains significant over the next several years as the industry is beginning to convert bidding activity noted in prior quarters into awards. In that regard, the Power Generation segment reported environmental bookings during the fourth quarter of approximately $278 million,” said Brandon C. Bethards, President and Chief Executive Officer of B&W. “As we look forward to 2012, on a consolidated basis, we expect double-digit, year-over-year revenue growth. We expect revenues and operating income in our combined government-related segments to remain stable at approximately current record levels. We expect the combined power-related segments to continue to improve, driven principally by the investment cycle related to recent U.S. Environmental Protection Agency rules, strong project execution and further U.S. nuclear services activity. Partially offsetting consolidated growth expectations is a cyclical reduction in equity income from the Company’s Asian joint ventures. Additionally, the Company expects somewhat higher pension expense in 2012 and an effective tax rate in the 32% to 35% range,” Bethards concluded.

Liquidity

The Company’s cash and investments position, net of debt, was $543.7 million at the end of the fourth quarter of 2011, an increase of $186.6 million compared to $357.1 million at the end of the third quarter of 2011. Seasonally, the fourth quarter typically represents the highest cash flow quarter of the year. In the fourth quarter of 2011, free cash flow was the result of strong operating income, the timing of payments from the U.S. Government related to fees earned, dividends received from joint ventures, and an improvement in working capital levels in the Nuclear Operations and Power Generation segments. In addition to net cash, the Company maintains a $700.0 million revolving credit agreement with $488.6 million of availability as of the end of the fourth quarter. The Company believes it maintains adequate liquidity to fund operations, which could include increased working capital requirements to fund internal growth, R&D programs and product and geographic expansion opportunities.

Conference Call to Discuss Fourth Quarter 2011 Results

Date:	Thursday, March 1, 2012, at 8:30 a.m. ET
Live Webcast:	Investor Relations section of website at www.babcock.com

Forward-Looking Statements

B&W Cautions that this release contains forward-looking statements, including, without limitation, statements relating to our belief regarding a meaningful environmental opportunity over the next several years, our expectations regarding 2012 consolidated revenue growth, 2012 revenue and operating income levels for our government-related segments and 2012 improvements for our power-related segments, and our belief that the Company maintains adequate liquidity to fund its operations. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties, including, among other things, adverse changes in: the demand or competitiveness of nuclear power, government funding for the defense or energy programs in which we are involved and the timing, scope or enforcement of U.S. Environmental Protection Agency environmental rules affecting our customers. If one or more of these risks or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, see B&W’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2011. B&W cautions not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

About B&W

The Babcock & Wilcox Company is a leader in clean energy technology and services, primarily for the nuclear, fossil and renewable power markets as well as a premier advanced technology and mission critical defense contractor. B&W has locations worldwide and employs approximately 12,700 people, in addition to approximately 10,400 joint venture employees. A company overview presentation, which will be presented at investor conferences and meetings throughout this quarter, is available on the Investor Relations section of our website. For additional information please visit our website at www.babcock.com.

TABLES TO FOLLOW

THE BABCOCK & WILCOX COMPANY
CONSOLIDATED BALANCE SHEETS

	December 31,
	2011	2010
	(In thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$415,209	$391,142
Restricted cash and cash equivalents	61,190	12,267
Investments	68,805	234
Accounts receivable – trade, net	305,832	289,374
Accounts receivable – other	77,505	64,231
Contracts in progress	315,286	225,448
Inventories	107,298	100,932
Deferred income taxes	102,022	90,620
Other current assets	33,929	34,868

Total Current Assets	1,487,076	1,209,116

Property, Plant and Equipment	1,017,422	968,712
Less accumulated depreciation	595,131	550,400

Net Property, Plant and Equipment	422,291	418,312

Investments	3,775	74,863

Goodwill	276,180	269,424

Deferred Income Taxes	241,739	236,504

Investments in Unconsolidated Affiliates	163,568	100,811

Other Assets	194,482	191,480

TOTAL	$2,789,111	$2,500,510

THE BABCOCK & WILCOX COMPANY
CONSOLIDATED BALANCE SHEETS

	December 31,
	2011	2010
	(In thousands)

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Notes payable and current maturities of long-term debt	$4,653	$4,790
Accounts payable	237,494	185,240
Accrued employee benefits	303,803	235,856
Accrued liabilities – other	71,079	71,242
Advance billings on contracts	438,753	369,644
Accrued warranty expense	97,209	109,588
Income taxes payable	1,816	5,467

Total Current Liabilities	1,154,807	981,827

Long-Term Debt	633	855

Accumulated Postretirement Benefit Obligation	80,663	84,100

Environmental Liabilities	44,069	40,889

Pension Liability	586,045	579,000

Other Liabilities	87,921	100,314

Commitments and Contingencies

Stockholders’ Equity:
Common stock, par value $0.01 per share, authorized 325,000,000 shares; issued 118,458,911 and 116,963,664 shares at December 31, 2011 and December 31, 2010, respectively	1,185	1,170
Preferred stock, par value $0.01 per share, authorized 75,000,000 shares; no shares issued	-	-
Capital in excess of par value	1,106,971	1,067,414
Retained earnings	266,325	96,671
Treasury stock at cost, 351,876 and 101,649 shares at December 31, 2011 and December 31, 2010, respectively	(10,059)	(2,397)
Accumulated other comprehensive loss	(538,628)	(449,999)
Stockholders’ Equity – The Babcock & Wilcox Company	825,794	712,859
Noncontrolling interest	9,179	666
Total Stockholders’ Equity	834,973	713,525

TOTAL	$2,789,111	$2,500,510

THE BABCOCK & WILCOX COMPANY
CONSOLIDATED AND COMBINED STATEMENTS OF INCOME

	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010
	(Unaudited)
	(In thousands)

Revenues	$800,789	$705,162	$2,952,040	$2,688,811
Costs and Expenses:
Cost of operations	589,999	525,497	2,278,208	2,024,034
Research and development costs	31,878	18,458	106,396	69,167
(Gains) losses on asset disposals and Impairments – net	(3,713)	(50)	(3,087)	38
Selling, general and administrative expenses	111,497	112,405	413,210	405,682
Total Costs and Expenses	729,661	656,310	2,794,727	2,498,921

Equity in Income of Investees	22,131	25,642	78,655	74,082

Operating Income	93,259	74,494	235,968	263,972

Other Income (Expense):
Interest income	331	295	1,342	1,187
Interest expense	(2,021)	(1,610)	(4,543)	(12,939)
Other income (expense) – net	(1,971)	(2,914)	2,168	(16,400)
Total Other Expense	(3,661)	(4,229)	(1,033)	(28,152)

Income before Provision for Income Taxes	89,598	70,265	234,935	235,820

Provision for Income Taxes	27,558	17,231	72,982	82,294

Net Income	$62,040	$53,034	$161,953	$153,526

Net Loss (Income) Attributable to Noncontrolling Interest	2,232	(142)	7,701	(264)

Net Income Attributable to The Babcock & Wilcox Company	$64,272	$52,892	$169,654	$153,262

Earnings per Common Share:
Basic:
Net Income Attributable to
The Babcock & Wilcox Company	$0.54	$0.45	$1.44	$1.32
Diluted:
Net Income Attributable to
The Babcock & Wilcox Company	$0.54	$0.45	$1.43	$1.30

Shares used in the computation of earnings per share
Basic	117,998,268	116,615,156	117,560,594	116,260,425
Diluted	118,716,916	118,008,894	118,404,597	117,626,065

THE BABCOCK & WILCOX COMPANY
CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2011	2010	2009
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$161,953	$153,526	$147,920
Non-cash items included in net income:
Depreciation and amortization	73,003	71,633	72,712
Income of investees, net of dividends	(20,854)	(20,449)	(4,450)
(Gains) losses on asset disposals and impairments – net	(3,087)	38	1,226
In-kind research and development costs	16,584	-	-
Provision for deferred taxes	29,902	33,457	29,535
Amortization of pension and postretirement costs	79,070	79,935	86,637
Stock-based compensation expense	17,927	16,308	25,891
Excess tax benefits from stock-based compensation	(4,083)	(5,276)	1,813
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(26,887)	101,260	71,316
Accounts payable	48,246	19,882	(40,555)
Net contracts in progress and advance billings	(28,746)	(153,933)	(63,879)
Income taxes	31,961	9,239	10,740
Accrued and other current liabilities	(23,106)	(9,761)	(52,556)
Pension liability and accrued postretirement and employee benefits	(144,802)	(85,371)	(378)
Other	(33,490)	(18,082)	(33,149)
NET CASH PROVIDED BY OPERATING ACTIVITIES	173,591	192,406	252,823
CASH FLOWS FROM INVESTING ACTIVITIES:
(Increase) decrease in restricted cash and cash equivalents	(48,923)	3,038	(8,189)
Purchases of property, plant and equipment	(63,874)	(63,649)	(93,725)
Acquisition of businesses, net of cash acquired	(11,907)	(29,962)	(8,497)
Net decrease in available-for-sale securities	-	-	45,230
Purchases of available-for-sale securities	(145,198)	(135,135)	-
Sales and maturities of available-for-sale securities	147,288	134,276	-
Proceeds from asset disposals	6,468	753	245
Investments, net of return of capital, in equity and cost method investees	(38,176)	(42,912)	(2,700)
Decrease in note receivable from affiliate	-	43,277	-
Other	-	-	1
NET CASH USED IN INVESTING ACTIVITIES	(154,322)	(90,314)	(67,635)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of short-term borrowings and long-term debt	(1,782)	(29,914)	(6,155)
Payment of debt issuance costs	(82)	(9,994)	-
Increase in short-term borrowing	1,254	25,000	-
Dividend paid to McDermott International, Inc.	-	(100,000)	-
Capital contribution from McDermott International, Inc.	-	12,501	-
Distribution to McDermott International, Inc.	-	(43,334)	-
(Decrease) Increase in notes payable to affiliates	-	(43,386)	2,368
Exercise of stock options	4,463	211	-
Excess tax benefits from stock-based compensation	4,083	5,276	(1,813)
Other	(401)	(93)	-
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	7,535	(183,733)	(5,600)
EFFECTS OF EXCHANGE RATE CHANGES ON CASH	(2,737)	3,315	10,234
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	24,067	(78,326)	189,822
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	391,142	469,468	279,646
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$415,209	$391,142	$469,468

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest (net of amount capitalized)	$4,525	$3,746	$24,728
Income taxes (net of refunds)	$33,505	$27,227	$(29,663)

The Babcock & Wilcox Company
Business Segment Information
For the Periods Ended December 31, 2011 and 2010
(In thousands of U.S. dollars)

	THREE MONTHS ENDED		YEAR ENDED
	12/31/11	12/31/10	12/31/11	12/31/10
REVENUES:
Power Generation	$411,420	$363,203	$1,541,509	$1,424,574
Nuclear Operations	265,703	271,159	1,043,185	995,969
Technical Services	32,113	27,521	119,711	90,147
Nuclear Energy	100,736	47,855	321,406	196,282
Adjustments and Eliminations	(9,183)	(4,576)	(73,771)	(18,161)

TOTAL	$800,789	$705,162	$2,952,040	$2,688,811

SEGMENT INCOME:
Power Generation	$46,372	$33,869	$140,029	$128,278
Nuclear Operations	43,702	38,186	171,554	147,235
Technical Services	20,884	12,465	68,239	45,614
Nuclear Energy	(10,407)	(2,677)	(118,748)	(27,560)
	100,551	81,843	261,074	293,567
Corporate	(7,292)	(7,349)	(25,106)	(29,595)
TOTAL	$93,259	$74,494	$235,968	$263,972

EQUITY IN INCOME OF INVESTEES:
Power Generation	$5,866	$11,665	$25,778	$30,788
Nuclear Operations	0	0	0	0
Technical Services	16,265	13,977	52,877	43,294
Nuclear Energy	0	0	0	0

TOTAL	$22,131	$25,642	$78,655	$74,082

PENSION EXPENSE:
Power Generation	$14,901	$15,517	$60,710	$62,047
Nuclear Operations	8,075	9,672	34,219	40,687
Technical Services	617	653	2,468	2,613
Nuclear Energy	1,128	924	4,472	3,547
Corporate	2,031	1,876	7,182	15,326

TOTAL	$26,752	$28,642	$109,051	$124,220

DEPRECIATION AND AMORTIZATION:
Power Generation	$3,892	$5,579	$17,264	$18,564
Nuclear Operations	9,103	8,400	38,169	36,955
Technical Services	65	65	262	263
Nuclear Energy	1,393	1,246	5,346	4,988
Corporate	3,057	3,343	11,962	10,863

TOTAL	$17,510	$18,633	$73,003	$71,633

RESEARCH AND DEVELOPMENT, NET:
Power Generation	$6,907	$5,903	$21,325	$25,715
Nuclear Operations	178	123	234	147
Technical Services	1,232	2,953	1,878	4,791
Nuclear Energy	23,561	9,479	82,959	38,514

TOTAL	$31,878	$18,458	$106,396	$69,167

CAPITAL EXPENDITURES:
Power Generation	$5,173	$3,589	$15,788	$13,627
Nuclear Operations	10,315	7,488	32,082	24,718
Technical Services	0	15	0	15
Nuclear Energy	928	3,032	7,257	4,480
Corporate	3,461	742	8,747	20,809

TOTAL	$19,877	$14,866	$63,874	$63,649

BACKLOG:
Power Generation	$1,947,274	$1,564,351	$1,947,274	$1,564,351
Nuclear Operations	2,995,364	3,151,353	2,995,364	3,151,353
Technical Services	13,756	1,181	13,756	1,181
Nuclear Energy	382,638	485,005	382,638	485,005

TOTAL	$5,339,032	$5,201,890	$5,339,032	$5,201,890

CONTACT:
The Babcock & Wilcox Company
Investor Contact
Michael P. Dickerson, Vice President and Investor Relations Officer, 704-625-4944
investors@babcock.com
or
Media Contact
Jud Simmons, Public Relations Manager, 434-522-6462
hjsimmons@babcock.com